EXHIBIT 1

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-77160) pertaining to the Data Research Associates, Inc. 401(k) Profit Sharing Plan of our report dated December 2, 1997, with respect to the financial statements and schedules of the Data Research Associates, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended September 30, 1997.


/s/ Ernst & Young LLP
_____________________
St. Louis, Missouri
December 4, 1997



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